BlackRock Basic Value Fund, Inc. (the "Registrant")

77Q1(a):
Copies of any material amendments to the Registrant's charter or by-laws
Attached please find as an exhibit to Sub-Item 77Q1(a) of Form N-SAR, a copy of the Articles Supplementary of the Registrant, dated November 25, 2014, and filed with the State Department of Assessments and Taxation of the State of Maryland.



Exhibit 77Q1(a)
BLACKROCK BASIC VALUE FUND, INC.
ARTICLES SUPPLEMENTARY
     BLACKROCK BASIC VALUE FUND, INC., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland (the "Department") that:
     FIRST: The Corporation has the authority to issue one billion six hundred million (1,600,000,000) shares of capital stock, par value $0.10 per share, which have been designated as classified as follows:



Classes                                   Number of Authorized Shares

 Investor A Common Stock                       200,000,000

 Investor B Common Stock                       400,000,000

 Investor C Common Stock                       200,000,000

 Institutional Common Stock                    400,000,000

 Class R Common Stock                          400,000,000

                   Total:                                1,600,000,000


All shares of all classes of the capital stock of the Corporation have a par value of $0.10 per share and an aggregate par value of One Hundred Sixty Million Dollars ($160,000,000).

     SECOND: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

     THIRD: The Board of Directors of the Corporation, pursuant to Section 2-105(c) of the Maryland General Corporation Law ("MGCL") and the charter of the Corporation, hereby reclassifies Two Hundred Million
(200,000,000) authorized but unissued shares of Investor B Common Stock and designates such authorized and unissued shares as Class K Common Stock, a new class of capital stock described below.

    FOURTH: The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Class K Common Stock are as follows:
     The Class K Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption as all other classes of capital stock of the Corporation, except as otherwise set forth in the charter of the Corporation and further except that:
(i) expenses related to the distribution of the Class K Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and (ii) such distribution expenses borne solely by Class K Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors of the Corporation) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

     FIFTH: After this reclassification of shares as Class K Common Stock, the
Corporation will have the authority to issue one billion six hundred million (1,600,000,000) shares of capital stock as follows:

Classes                                  Number of Authorized Shares

    Investor A Common Stock                  200,000,000

    Investor B Common Stock                  200,000,000

    Investor C Common Stock                  200,000,000

    Institutional Common Stock               400,000,000

    Class R Common Stock                     400,000,000

    Class K Common Stock                     200,000,000

                        Total:                         1,600,000,000


All shares of capital stock of the Corporation will have a par value of $0.10 per share and an aggregate par value of one hundred sixty million dollars ($160,000,000).

      SIXTH: The total number of shares of capital stock that the Corporation has authority to issue has not been increased by these Articles Supplementary.

      SEVENTH: These Articles Supplementary have been approved by the Board of Directors of the Corporation in the manner and by the vote required by the MGCL.

      EIGHTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts set forth herein are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, BLACKROCK BASIC VALUE FUND, INC. has caused these presents to be signed in its name and on its behalf by the undersigned officer on November 25, 2014.


ATTEST                               BLACKROCK BASIC VALUE FUND, INC.

/s/ Benjamin Archibald                          By: /s/ John M Perlowski
Benjamin Archibald                                      John M. Perlowski
Secretary                              President and Chief Executive Officer